UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 31, 1999



                         Commission File Number 0-20905


                     UNITED PAYORS & UNITED PROVIDERS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                       51-0374698
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification Number)


         2275 Research Boulevard, 6th Floor, Rockville, Maryland 20850
               (Address of principal executive offices, Zip Code)

                                 (301) 548-1000
                (Registrant's phone number, including area code)



                                 Not Applicable
                     ----------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

ITEM 1. (Not Applicable)

ITEM 2.  ACQUISITION

     On August 31, 1999, United Payors & United Providers, Inc. acquired Quantum Financial Holdings, Inc. and its wholly-owned subsidiary, Baltimore American Savings Bank, F.S.B., a savings bank in Maryland with total assets of $28 million for a purchase price of approximately $2.5 million in cash. The purchase price was paid from existing working capital. The acquisition will be accounted as a purchase, in accordance with generally accepted accounting principles.



ITEMS 3-6. (Not Applicable)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of the Business Acquired. (To be filed within 60 days from September 15, 1999)

     (b) Pro Forma Consolidated Financial Information.(To be filed within 60 days from September 15, 1999)

     (c) Exhibits.(Filed Herewith)

          Exhibit No.         Description
          -----------         -----------

             10.16 Agreement and Plan Reorganization by and between Quantum Financial Holdings, Inc. and United Payors & United Providers, Inc. dated as of October 16, 1998.

             10.17 First Amendment to Agreement and Plan of Reorganization by and between Quantum Financial Holdings, Inc. and United Payors & United Providers, Inc. dated as of June 23, 1999.


ITEMS 8-9 (Not Applicable)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   UNITED PAYORS & UNITED PROVIDERS, INC.


Date: September 15, 1999           By: /s/ EDUARDO V. FEITO
                                       -----------------------------------------
                                       Eduardo V. Feito
                                       Controller and Chief Accounting Officer


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EXHIBIT 10.16

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") dated as of October 16, 1998, by and between QUANTUM FINANCIAL HOLDINGS, INC. ("Quantum"), a Maryland corporation having its principal office at 4023 Annapolis Road, Baltimore, Maryland 21227, and UNITED PAYORS & UNITED PROVIDERS, INC. ("Acquiror"), a Delaware corporation having its principal office at 2275 Research Boulevard, Sixth Floor, Rockville, Maryland 20850.

                              W I T N E S S E T H

     WHEREAS, the parties hereto desire that Quantum shall be merged with a corporation to be formed by Acquiror (the "Merger") pursuant to Articles of Merger in the form attached hereto as Annex A (the "Articles of Merger") and which is an integral part of this Agreement;

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     "AcquisitionCo" shall mean a corporation to be formed by Acquiror for the purpose of effecting the Merger.

     "Bank" shall mean Quantum's wholly owned subsidiary, Baltimore American Savings Bank, F.S.B., a federal savings bank.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Department" shall mean the Department of Assessments and Taxation of the State of Maryland.

     "Disclosure Statement" shall mean a statement identified as a Disclosure Statement and contemplated by various sections of this Agreement and attached as an exhibit hereto.

     "Effective Date" shall mean the date specified pursuant to Section 2.4 hereof as the effective date of the Merger.

     "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Agent" shall mean a banking institution with a banking office in the State of Maryland appointed by Acquiror and approved by Quantum (which approval shall not be unreasonably withheld) to make payment of the Merger Consideration after the Effective Date to the holders of certificates which formerly represented Quantum Common Stock.

     "FHLB" shall mean Federal Home Loan Bank.

     "FDIA" shall mean the Federal Deposit Insurance Act.

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     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Financial Statements" shall mean: (i) with respect to Quantum and Acquiror, their consolidated statements of financial condition (including related notes and schedules, if any) as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996 and 1995, and (ii) the consolidated statements of financial condition of each (including related notes and schedules, if any) and related statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) with respect to the quarterly periods ended subsequent to December 31, 1997.

     "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     "HOLA" shall mean the Home Owners' Loan Act, as amended.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Merger Consideration" shall mean the aggregate consideration to be received by holders of outstanding shares of Quantum Common Stock and of options to acquire shares of Quantum Common Stock pursuant to Article II hereof.

     "MGCL" shall mean the Maryland General Corporation Law

     "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury and its predecessor, the Federal Home Loan Bank Board, or any successor thereto.

     "Per Share Merger Consideration" shall have the meaning specified in
Section 2.3.

     "Proxy Statement" shall mean the proxy statement together with any supplements thereto sent to shareholders of Quantum to solicit their votes in connection with the approval of this Agreement and the Articles of Merger.

     "Quantum Common Stock" shall mean the shares of common stock, par value $.01 per share, of Quantum.

     "Quantum Subsidiaries" shall mean the Bank and any other corporation, bank, savings association, partnership, joint venture, or other organization more than 10% of the stock or ownership interest of which is owned, directly or indirectly, by Quantum or the Bank.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

     "Stock Option Plan" shall mean the Baltimore American Savings Bank, F.S.B. 1988 Stock Option and Incentive Plan.

     Other terms used herein are defined in the preamble and elsewhere in the Agreement.


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                                   ARTICLE 11
                                     MERGER

2.1 THE MERGER

     Subject to the terms and conditions of this Agreement and subject to and in accordance with the Articles of Merger between Quantum and AcquisitionCo, a copy of which is attached hereto as Annex A (the "Articles of Merger") and incorporated herein by reference, at the Effective Date (as defined in Section
2.4 hereof), AcquisitionCo shall be merged with and into Quantum (the "Merger") in accordance with applicable laws and regulations, with Quantum as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Each share of Quantum Common Stock outstanding immediately prior to the Effective Date (other than any such share directly or indirectly owned by Acquiror or AcquisitionCo) shall, by virtue of the Merger and without any further action by the holder thereof, be converted into and represent the right to receive in cash the Per Share Merger Consideration set forth in Section 2.3. Each share of Common Stock, par value $.01 per share, of AcquisitionCo ("AcquisitionCo Common Stock") which is issued and outstanding immediately prior to the Effective Date shall continue to be an issued and outstanding share of Common Stock of the Surviving Corporation.

2.2 STOCK OPTIONS

     At or immediately prior to the Effective Date, Quantum shall take such actions as are necessary to cause each outstanding option to purchase Quantum Common Stock pursuant to the Stock Option Plan to be cancelled, and each holder of any such option, whether or not then vested or exercisable, shall be paid by Acquiror for each stock option an amount determined by multiplying (i) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price per share of such option by (ii) the number of shares of Quantum Common Stock subject to such option.

2.3 MERGER CONSIDERATION AND PER SHARE MERGER CONSIDERATION

     The Merger Consideration shall be $2,500,000.00. The Per Share Merger Consideration shall be that amount equal to (i) the Merger Consideration, minus the aggregate dollar amount to be paid to holders of outstanding options to purchase Quantum Common Stock pursuant to Section 2.2 above, (ii) divided by the number of outstanding shares of Quantum Common Stock immediately prior to the Effective Date.

2.4 EFFECTIVE DATE

     The Merger shall become effective on the date and at the time specified in the certificate of merger relating to the Merger issued by the Department pursuant to the MGCL, or any successor thereto ("Effective Date"). A closing (the "Closing") shall take place immediately prior to the Effective Date at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of Muldoon, Murphy & Faucette, 5101 Wisconsin Avenue, N.W., Suite 500, Washington, D.C. 20016, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Acquiror and Quantum the opinions, certificates and other documents required to be delivered under Article VI hereof.



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                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF QUANTUM

Quantum represents and warrants to Acquiror as follows:

3.1 ORGANIZATION, STANDING AND AUTHORITY

     Quantum is a corporation duly organized, validly existing and in good standing under the MGCL and the Bank is a federal stock savings bank duly organized, validly existing under the HOLA, each with full corporate power and authority to carry on its business as now conducted and duly qualified to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification or where the failure to so qualify would have a Material Adverse Effect (as defined in Section 3.8) on the financial condition, results of operation, business or prospects of Quantum.

3.2 CAPITAL STRUCTURE

     The authorized capital stock of Quantum consists of 3,500,000 shares of Quantum Common Stock, par value $.01, and 1,500,000 shares of preferred stock, par value $.01. As of August 31, 1998, there were 106,924 shares of Quantum Common Stock and no shares of preferred stock issued and outstanding. There are no Rights authorized, issued or outstanding with respect to the capital stock of Quantum, except as provided for under the Stock Option Plan. As of August 31, 1998, there were options outstanding under the Stock Option Plan, to acquire, upon exercise, 7,700 shares of Quantum Common Stock (the "Option"). All outstanding shares of Quantum Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable, and all shares of Quantum Common Stock which may be issued upon exercise of the Option will be duly issued, and validly outstanding, fully paid and nonassessable. None of the shares of Quantum Common Stock has been issued and none of the shares of Quantum Common Stock which may be issued upon exercise of the Option, will be issued in violation of the preemptive rights of any person.

3.3 OWNERSHIP OF QUANTUM SUBSIDIARIES

     Except for the Bank and for the Quantum Subsidiaries set forth in Disclosure Statement 3.3 provided by Quantum, Quantum has no subsidiaries. Except for the Quantum Subsidiaries, stock in the FHLB of Atlanta and securities or other interests taken in consideration of debts previously contracted, Quantum does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture, or other organization. The outstanding shares of capital stock or other ownership interests of each of the Quantum Subsidiaries are validly issued and outstanding, fully paid and nonassessable and all such shares are directly or indirectly owned by Quantum free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any Quantum Subsidiaries and there are no agreements, understandings or commitments relating to the right of Quantum to vote or to dispose of said shares or other ownership interests.

3.4 ORGANIZATION, STANDING AND AUTHORITY OF QUANTUM SUBSIDIARIES

     Each of the Quantum Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Quantum Subsidiaries (i) has full power and authority to carry on its business as now conducted, and (ii) is duly qualified to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification where the failure to so qualify would have a Material Adverse Effect (as defined in Section 3.8) on the financial condition, results of operations, business or prospects of Quantum.





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3.5 AUTHORIZED AND EFFECTIVE AGREEMENT

     (a) Quantum has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of this Agreement and the Articles of Merger by the affirmative vote of two-thirds of the shares of Quantum Common Stock outstanding and entitled to vote at the time, at a duly called meeting of stockholders) to perform all of its obligations under this Agreement and the Articles of Merger. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby and by the Articles of Merger have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Quantum, except the approval of this Agreement and the Articles of Merger by Quantum's shareholders. This Agreement and the Articles of Merger constitute legal, valid and binding obligations of Quantum, each of which is enforceable against Quantum in accordance with its respective terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby or by the Articles of Merger, nor compliance by Quantum with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of Quantum or the equivalent documents of any Quantum Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any material property or asset of Quantum or any Quantum Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Quantum or any Quantum Subsidiary.

     (c) Quantum will cooperate with Acquiror and use its best efforts to procure all consents and approvals from all regulatory agencies having jurisdiction over the transaction contemplated by this Agreement.

     (d) As of the date hereof, Quantum is not aware of any reasons why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement. As of the date hereof, Quantum is not aware of any reason why all consents and approvals shall not be procured from all other persons and entities whose consent or approval shall be necessary for consummation of the transactions contemplated by this Agreement.

3.6 REPORTS

     For the five years preceding the date hereof, Quantum and the Quantum Subsidiaries have in all material respects filed all reports required to be filed with all applicable governmental authorities, including, without limitation, the OTS, the FDIC and the FHLB of Atlanta, and such reports comply in all material respects with applicable law and regulations, except as disclosed in Disclosure Statement 3.6 provided by Quantum.

3.7 FINANCIAL STATEMENTS

     The Financial Statements of Quantum and Quantum Subsidiaries fairly present or will fairly present, as the case may be, the consolidated financial position of Quantum and the Quantum Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and statements of cash flows for the periods then ended in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as stated therein). As of their respective dates, neither such financial statements, nor any subsequent Quantum or Quantum Subsidiary financial statements contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statement made therein, in light of the circumstances under which they were made, not misleading. Quantum represents that the information in Annex C has been taken from the Bank's accounting records and presents fairly all of the direct revenues and costs

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of and a good faith estimate of other costs attributable to the Bank's mortgage banking activities for the seven months ended July 31, 1998.

3.8 MATERIAL ADVERSE CHANGE

     Except as disclosed in Disclosure Statement 3.8 provided by Quantum, Quantum has not, on a consolidated basis, suffered any material adverse change since December 31, 1997, and there has not been any condition, event, change or occurrence that individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on Quantum. For purposes of this Agreement, "Material Adverse Effect" means with respect to Quantum, a material adverse effect upon the financial condition, results of operations, assets, business or prospects of Quantum and the Quantum Subsidiaries, taken as a whole.

3.9 ABSENCE OF UNDISCLOSED LIABILITIES

     Neither Quantum nor any Quantum Subsidiary has any liability (contingent or otherwise) that is material to Quantum on a consolidated basis or that, when combined with all similar liabilities, would be material to Quantum on a consolidated basis, except for liabilities incurred in the ordinary course of business since the date of Quantum's most recent Financial Statements, nor are there any circumstances that, to the knowledge of Quantum, are reasonably expected to result in any such liability.

3.10 ENVIRONMENTAL MATTERS

     (a) To the best of their knowledge, Quantum and the Quantum Subsidiaries are in substantial compliance with all Environmental Laws. Neither Quantum nor any Quantum Subsidiary has received any communication alleging that Quantum or any Quantum Subsidiary is not in such compliance and, to the best knowledge of Quantum and the Quantum Subsidiaries, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) To the best knowledge of Quantum and the Quantum Subsidiaries, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability that would be material to Quantum on a consolidated basis arising under any Environmental Laws against Quantum or any Quantum Subsidiary or against any person or entity whose liability for any Environmental Claim Quantum or any Quantum Subsidiary has or may have retained or assumed either contractually or by operation of law, except as disclosed in Disclosure Statement 3.10 provided by Quantum.

3.11 ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses reflected on the consolidated statements of financial condition included in the Financial Statements of Quantum is or will be adequate in the opinion of Quantum's management based on information currently available in all material respects as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans net of recoveries.

3.12 TAX MATTERS

     (a) For the past five years, Quantum and the Quantum Subsidiaries, and each of their predecessors, have timely filed all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Date, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Date, except as disclosed in Disclosure Statement 3.12 provided by Quantum. Neither Quantum nor any of

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the Quantum Subsidiaries will have any material liability for my such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) For the past five years, all federal, state and local (and, if applicable, foreign) tax returns filed by Quantum and the Quantum Subsidiaries have been complete and accurate in all material respects. Neither Quantum nor any of the Quantum Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge, and, except as disclosed on Disclosure Statement 3.12, none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No deficiencies for the tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Quantum or any Quantum Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to Quantum or any Quantum Subsidiary to extend the period of limitations for the assessment or collection of any tax. Except as disclosed on Disclosure Statement 3.12, as of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending.

3.13 LEGAL PROCEEDINGS

     At the date hereof, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Quantum, threatened (or unasserted but considered by Quantum probable of' assertion and which if asserted would have at least a reasonable probability of a materially unfavorable outcome) against Quantum or any Quantum Subsidiary or against any asset, interest, or right of Quantum or any Quantum Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on the financial condition, results of operations, business or prospects of Quantum on a consolidated basis, except as disclosed in Disclosure Statement 3.13 provided by Quantum. To the knowledge of Quantum, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein, or in the Articles of Merger.

3.14 COMPLIANCE WITH LAWS

     Each of Quantum and the Quantum Subsidiaries is in compliance in all material respects with all statutes and regulations applicable and material to the conduct of its business (except for any violations not material to the financial condition, results of operations, business or prospects of Quantum on a consolidated basis), and neither Quantum nor any Quantum Subsidiary has received notification from any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation and which violation would have a material adverse effect on the financial condition, results of operations, business or prospects, of Quantum on a consolidated basis, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations. Neither Quantum nor any Quantum Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, and none of them has received any written communication requesting that they enter into any of the foregoing.

3.15 DEPOSIT INSURANCE AND OTHER REGULATORY MATTERS

     (a) The deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the FDIC to the maximum extent permitted by law, and the Bank has paid all premiums and assessments and filed all reports required under the FDIA and under the National Housing Act prior to the enactment of FIRREA.

     (b) The Bank is a member in good standing of the FHLB of Atlanta and owns the requisite amount of stock in the FHLB of Atlanta.

     (c) The Bank is a "qualified thrift lender," as such term is defined in the HOLA.


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     (d) The Bank is a qualified seller and servicer for the Federal National
Mortgage Association and the Federal Home Loan Mortgage Corporation.


3.16 CERTAIN INFORMATION

     The information relating to (i) Quantum and the Quantum Subsidiaries and
(ii) this Agreement and the transactions contemplated hereby, to be contained in the proxy statement to be delivered to shareholders of Quantum in connection with the solicitation of their approval of this Agreement and the Articles of Merger and the transactions contemplated hereby and thereby, as of the date such proxy statement is mailed to shareholders of Quantum and up to and including the date of the meeting of shareholders to which such proxy statement relates (it being understood that any supplement to such proxy statement as of a later date shall be deemed to modify information as of an earlier date) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.17 EMPLOYEE BENEFIT PLANS

     (a) Except as disclosed on Disclosure Statement 3.17 provided by Quantum, Quantum and the Quantum Subsidiaries have no stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, deferred compensation, consultant, bonus or group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Quantum or any Quantum Subsidiary. Quantum has previously furnished true and complete copies of any such plans, contracts or agreements identified on Disclosure Statement 3.17, together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

     (b) Neither Quantum nor any other Quantum Subsidiary (or any pension plan maintained by any of them and qualified under Section 401 of the Code) has incurred any material liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any pension plan that Quantum or a Quantum Subsidiary maintains for or with respect to any of their employees and which is qualified under Section 401 of the Code except liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid. To the best of Quantum's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

     (c) Neither Quantum nor any Quantum Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, a multi employer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each "employee pension plan" (as defined in Section 3(2) of ERISA) of Quantum or any Quantum Subsidiary which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. To the best of Quantum's knowledge, no such letter has been revoked or threatened to be revoked and Quantum does not know of any ground on which such revocation may be based. Neither Quantum nor any Quantum Subsidiary has a material liability under any such plan that is not reflected on the consolidated balance sheet included in the Financial Statements of Quantum as of December 31, 1997.

     (e) To the best of Quantum's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any employee benefit plan maintained by Quantum or any Quantum Subsidiary (i) which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code, or (ii) the correction of which would have a Material Adverse Effect on the financial condition, results of operations, business or prospects of Quantum on a consolidated basis.


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     (f) Neither Quantum nor any Quantum Subsidiary maintains any defined benefit plans.


3.18 CERTAIN CONTRACTS

     (a) Except for this Agreement and except as disclosed in Disclosure Statement 3.18 provided by Quantum, neither Quantum nor any Quantum Subsidiary is a party to a written or, to Quantum's knowledge, oral (i) consulting agreement not terminable on thirty (30) days' or less notice, and providing for payments in excess of $5,000 per annum, (ii) agreement with any director, executive officer or other key employee of Quantum or any Quantum Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Quantum or any Quantum Subsidiary of the nature contemplated by this Agreement, (iii) agreement with respect to any director, executive officer or employee of Quantum or any Quantum Subsidiary providing for other than at-will employment, (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (v) agreement containing covenants that limit the ability of Quantum or any Quantum Subsidiary to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which, Quantum (including any successor thereof) or any Quantum Subsidiary may carry on its business (other than as may be required bylaw or any regulatory agency), (vi) agreement which by its terms limits the payment of dividends by Quantum or any Quantum Subsidiary, (vii) instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Quantum or any Quantum Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness (other than deposits, bankers acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds") or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Effective Date to Acquiror, or any of the Acquiror Subsidiaries;
(viii) contract (other than this Agreement) limiting the freedom of Quantum or Bank to engage in any type of banking or bank-related business permissible under law; (ix) contract, plan or arrangement which provides for payments of benefits payable to any participant therein or party thereto, and which might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Code Section 280G; or (x) agreement for investment banking services or services related to the sale, merger or acquisition of Quantum or any Quantum Subsidiary. Quantum has disclosed on Disclosure Statement 3.18 any material contracts not otherwise disclosed pursuant to subparagraphs (i)-(x) above.

     (b) All the contracts, plans, arrangements and instruments listed in Disclosure Statement 3.18 are in full force and effect on the date hereof and neither Quantum nor, to the knowledge of Quantum, any other party to any such contract, plan, arrangement or instrument, has breached any provisions of, or is in material default in any respect under any term of, any such contract, plans, arrangement or instrument. Except as otherwise disclosed in Disclosure Statement 3.18, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Quantum or any Quantum Subsidiary may be liable (i) contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue benefits thereunder; (ii) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control of Quantum or any Quantum Subsidiary; (iii) provides for benefits which may cause the disallowance of a federal income tax deduction under Code Section 280G; or (iv) requires Quantum or any Quantum Subsidiary to provide a benefit in the form of Quantum Common Stock or determined by reference to the value of Quantum Common Stock.

          (iii) Neither Quantum nor any Quantum Subsidiary is in default under or in violation of any provision, and is not aware of any fact or circumstance that has been or could be alleged to constitute a material default or violation, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which its respective properties or assets is subject.

3.19 BROKERS AND FINDERS

     Except as set forth on Disclosure Statement 3.19 provided by Quantum, neither Quantum nor any Quantum Subsidiary nor any of their respective officers, directors or employees has employed any broker, finder or financial advisor or incurred any liability for any fees, commissions or other transaction-based compensation in connection with the transactions contemplated herein or in the Articles of Merger (other than fees to attorneys, auditors, proxy solicitors and similar professionals).

3.20 INSURANCE

     Quantum and the Quantum Subsidiaries each currently maintain insurance in the amounts and for the coverages set forth on Disclosure Statement 3.20 provided by Quantum. Within the past three years neither Quantum nor any Quantum Subsidiary has received any notice of cancellation with respect to any insurance policy or bond, and within the last three years, neither Quantum nor any Quantum Subsidiary has been refused any insurance coverage sought or applied for, and has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience on the part of Quantum or any Quantum Subsidiary.

3.21 LOANS

     Each loan on the books and records of Quantum and any Quantum Subsidiary, including unfunded portions of outstanding lines of credit and loan commitments, was made in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation, and constitutes the legal, valid and binding obligation of the obligator named therein subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

3.22 PROPERTIES

     Quantum and the Quantum Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statements of financial condition included in the Financial Statements of Quantum as of December 31, 1997 or acquired after such date, except (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (iv) dispositions and encumbrances for business, and (v) as disclosed in the Financial Statements of Quantum. All material leases pursuant to which Quantum or any Quantum Subsidiary, as lessee, leases real or personal property, are valid and enforceable in accordance with their respective terms.

3.23 MATERIAL INTERESTS OF CERTAIN PERSONS

     Except as disclosed on Disclosure Statement 3.23 provided by Quantum, to Quantum's knowledge, no officer or director of Quantum, or any associate (as such term is defined in Rule 14a-1(a) under the Securities Exchange Act of 1934, as amended) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Quantum or any Quantum Subsidiary that are required to be disclosed under Regulation S-K of the Securities and Exchange Commission (the "SEC").

3.24 ACCURACY OF INFORMATION

     The statements contained in this Agreement, Quantum Disclosure Statements, or in any other written document delivered by or on behalf of Quantum pursuant to the terms of this Agreement are true and correct, and to the knowledge of Quantum, such statements and documents do not omit any fact necessary to make the statements contained therein not misleading.

3.25 BOOKS AND RECORDS

     The books and records of Quantum and each Quantum Subsidiary have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of material events and transactions that should be included therein.

3.26 CORPORATE DOCUMENTS

     Quantum has delivered to Acquiror true and complete copies of its Articles of Incorporation and bylaws, as amended to date, which are currently in full force and effect.

3.27 SHAREHOLDERS' AGREEMENT

     Each shareholder of Quantum who is a director or executive officer of Quantum or who has or shares the right to vote or dispose of an aggregate of 10% or more of the outstanding shares of Quantum Common Stock or who is identified on Disclosure Statement 3.27 provided by Quantum, has executed a written Shareholders' Agreement in the form attached hereto as Annex B and the aggregate number of shares of Quantum Common Stock which such persons are entitled to vote represent in the aggregate at least 20% of the outstanding shares of Quantum Common Stock.

3.28 YEAR 2000 MATTERS

     Quantum has completed a review of Bank's computer systems to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all such Year 2000 problems. Quantum's management has developed and commenced implementation of a plan to respond to this issue which is designed to complete any required initial changes to its computer systems and to complete testing of those changes by December 31, 1998, or, with respect to coordination with a third party provider of computer services, such other data that such third party provider mandates; provided, however, that the Bank's Year 2000 compliance shall be satisfactory to the OTS. Between the date of this Agreement and the Effective Date, Quantum shall use commercially practicable efforts to implement and/or continue to undertake such plan. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on Quantum or any Quantum Subsidiary.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Acquiror represents and warrants to Quantum as follows:

4.1 ORGANIZATION, STANDING AND AUTHORITY OF ACQUIROR AND ACQUISITIONCO.

     Acquiror is and, at the Effective Date, AcquisitionCo will be a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation, each with full corporate power and authority to carry on its business as it is now conducted and duly qualified to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification or where the failure to so qualify would have a Material Adverse Effect (as defined in Section 4.5) on the financial condition, results of operations, business or prospects of Acquiror.

4.2 AUTHORIZED AND EFFECTIVE AMENDMENT

     (a) Acquiror has all requisite corporate power and authority, and, at the Effective Date, AcquisitionCo will have all requisite corporate power and authority, to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of their obligations under this Agreement and the Articles of Merger. The execution and delivery of this Agreement, and consummation of the transactions contemplated hereby and by the Articles of Merger, will have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Acquiror and AcquisitionCo. This Agreement and the Articles of Merger constitute legal, valid and binding obligations of Acquiror and AcquisitionCo, in each case enforceable against it in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby or by the Articles of Merger, nor compliance by Acquiror or AcquisitionCo with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of Acquiror or AcquisitionCo, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Acquiror or AcquisitionCo pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) subject to any required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror or AcquisitionCo.

     (c) Except for any necessary consents and approvals of, or any necessary filings or registrations with, or notices to the SEC, the OTS, the FDIC, the Department of Justice ("DOJ"), the Board of Governors of the Federal Reserve System ("FRB") and the Federal Trade Commission ("FTC"), no consents or approvals of or filings or registrations with, or notices to any public body or authority are necessary on behalf of Acquiror and AcquisitionCo in connection with (i) the execution and delivery by Acquiror of this Agreement and the Articles of Merger by AcquisitionCo, or (ii) the consummation by Acquiror, AcquisitionCo or Principal Life Insurance Company ("Principal Life") of the transactions contemplated by this Agreement.

     (d) As of the date hereof, Acquiror is not aware of any reasons why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement. As of the date hereof, Acquiror is not aware of any reason why all consents and approvals shall not be procured from all other persons and entities whose consent or approval shall be necessary for consummation of the transactions contemplated by this Agreement.

     (e) Acquiror and Acquiror's affiliates are not subject to any "presumptive disqualifier" as defined in 12 C.F.R. ss. 574.7(g).

4.3 CERTAIN INFORMATION

     The information relating to Acquiror and AcquisitionCo to be provided in writing to Quantum for inclusion in the Proxy Statement to be delivered to shareholders of Quantum in connection with the solicitation of their approval of this Agreement, the Articles of Merger and the transactions contemplated hereby and thereby, as of the date such Proxy Statement is mailed to shareholders of Quantum and up to and including the date of the meeting of shareholders to which such Proxy Statement relates (it being understood that any supplement to such Proxy Statement as of a later date shall be deemed to modify information as of an earlier date) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

4.4 FINANCIAL STATEMENTS

     The Financial Statements of Acquiror fairly present or will fairly present, as the case may be, the consolidated financial position of Acquiror and the Acquiror's Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and changes in cash flows for the periods then ended in conformity with GAAP applied on a consistent basis (except as stated therein). As of their respective dates, neither such Financial Statements, nor any subsequent Acquiror or Acquiror Subsidiary Financial Statements contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statement made therein, in light of the circumstances under which they were made, not misleading.

4.5 MATERIAL ADVERSE CHANGE

     Acquiror has not, on a consolidated basis, suffered any material adverse change since December 31, 1997, and there has not been any condition, event, change or occurrence that individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Acquiror on a consolidated basis. For purposes of this Agreement, "Material Adverse Effect," with respect to Acquiror, means a material adverse effect upon the financial condition, results of operations, assets, business or prospects of Acquiror and the Acquiror Subsidiaries, taken as a whole.

4.6 ABSENCE OF UNDISCLOSED LIABILITIES

     Acquiror does not have any liability (contingent or otherwise) that is material to Acquiror on a consolidated basis or that, when combined with all similar liabilities, would be material to Acquiror on a consolidated basis, except as disclosed in the Financial Statements of Acquiror and except for liabilities incurred in the ordinary course of its business since the date of Acquiror's most recent Financial Statements, nor are there any such circumstances, that, to the knowledge of Acquiror, are reasonably expected to result in any such liability.

4.7 TAX MATTERS

     (a) For the five years preceding the date hereof, Acquiror has timely filed all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by Acquiror (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Date, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Date which are not being contested in good faith. Acquiror will not have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) For the five years preceding the date hereof, all federal, state and local (and, if applicable, foreign) tax returns filed by Acquiror have been complete and accurate in all material respects. Acquiror is not delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Acquiror which have not been settled and paid. There are currently no agreements in effect with respect to Acquiror to extent the period of limitations for the assessment or collection of any tax.

4.8 LEGAL PROCEEDINGS

     At the date hereof, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Acquiror, threatened (or unasserted but considered by Acquiror probable of assertion and which if asserted would have a reasonable probability of a materially unfavorable outcome) against Acquiror or any of its affiliates or against any asset, interest or right of Acquiror or any of its affiliates, or against any officer, director or employee of any of them that, if decided adversely, might have an adverse effect on the ability of the Acquiror to pay the Merger Consideration. To the knowledge of Acquiror, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein, or in the Articles of Merger.


4.9 COMPLIANCE WITH LAWS

     Acquiror is in material compliance with all statutes and regulations applicable and material to the conduct of its business (except for any violations not material to the financial condition, results of operations, business or prospects of Acquiror on a consolidated basis), and Acquiror has not received notification from any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, and which violations would have a Material Adverse Effect on the financial condition, results of operations, business or prospects of Acquiror,
(ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations.

4.10 BROKERS AND FINDERS

     Except as disclosed in Disclosure Statement 4.10 provided by Acquiror, Acquiror has not employed any broker, finder or financial advisor or incurred any liability for any fees, commissions or other transaction-based compensation in connection with the transactions contemplated herein or in the Articles of Merger (other than fees to attorneys, auditors, proxy solicitors and similar professionals).

                                   ARTICLE V
                                   COVENANTS

5.1 SHAREHOLDER MEETING

     Quantum shall take all action necessary, including the preparation of the Proxy Statement, to properly call and convene a meeting of its shareholders as soon as practicable, and not later than 60 days, after the date that any required filing with respect to the divestiture of control of Acquiror by Principal Life is filed with the OTS, as contemplated by Section 5.3(b) hereof. At such meeting, Quantum shall submit for the approval of its shareholders this Agreement and the Articles of Merger.

5.2 RECOMMENDATIONS TO SHAREHOLDERS

     Subject to compliance with the legal and fiduciary duties of such directors and the receipt of an opinion from RP Financial, LLC dated on or immediately prior to the date of mailing of the Proxy Statement for the meeting of shareholders at which this Agreement and the Articles of Merger will be considered and not subsequently withdrawn prior to such meeting of shareholders to the effect that the Merger Consideration is fair to such shareholders from a financial point of view, the Board of Directors of Quantum shall recommend that its shareholders approve this Agreement and the Articles of Merger.

5.3 APPLICATIONS

     (a) As promptly as practicable, Acquiror shall incorporate and organize AcquisitionCo and shall submit applications for prior approval of the transactions contemplated herein and in the Articles of Merger to the OTS, the FDIC or any other federal, state or local government agency, department or body the approval of which is required for consummation of the Merger. Quantum shall have the right to review and comment on the portions of such applications and amendments that relate directly to Quantum prior to their filing with any regulatory agencies, and Acquiror promptly shall furnish Quantum with copies of the non-confidential portions of such applications after filing of applications with these or any other regulatory agencies. Quantum and Acquiror each represent and warrant to the other that all information concerning it and its directors, officers, shareholders and subsidiaries included (or submitted for inclusion) in any such application shall be true, correct and complete in all material respects.

     (b) Acquiror's application to the OTS will disclose an intention by Principal Life to divest control, within the meaning of HOLA, and the regulations promulgated thereunder, of Acquiror and requisite banking regulatory applications required in connection with such proposed divestiture of control by Principal Life will be filed within 45 days of the date Acquiror files the necessary banking regulatory applications for prior approval of the transactions contemplated herein and in the Articles of Merger.

5.4 BEST EFFORTS

     Acquiror and Quantum shall each use its best efforts in good faith, and each of them shall cause its subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.1 and 5.3 herein, and (ii) take or cause to be taken all actions necessary or desirable on its part so as to permit consummation of the transactions contemplated by this Agreement and the Articles of Merger at the earliest possible date. Neither Acquiror nor Quantum shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of consummating the transactions contemplated by this Agreement and the Articles of Merger.

5.5 INVESTIGATION AND CONFIDENTIALITY

     Quantum will keep Acquiror advised of all material developments relevant to its business and to consummation of the Merger, and Acquiror will advise Quantum of any material adverse change in its financial condition, results of operations, business or prospects and all material developments that are likely adversely to affect consummation of the Merger. Acquiror and Quantum each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein, provided, however, that such investigation shall be reasonably related to such transactions and shall not interfere unnecessarily with the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. Each party hereto shall, and shall cause its directors, officers, attorneys, and advisors to, maintain the confidentiality of all information obtained in such investigation which is not otherwise publicly disclosed by the other party, said undertaking with respect to confidentiality to survive any termination of this Agreement pursuant to Section 7.1 hereof.

5.6 PRESS RELEASE

     Acquiror and Quantum shall agree with each other as to the form and substance of any press release related to this Agreement and the Articles of Merger or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary. Notwithstanding the above, Quantum shall not issue any press release that names Acquiror, Principal Life, or their affiliates without the approval of Acquiror, which approval shall not be unreasonably withheld.

5.7 FORBEARANCE OF QUANTUM

     Except with the prior written consent of Acquiror, which consent shall not be unreasonably withheld, or as expressly contemplated herein, between the date hereof and the Effective Date, Quantum shall not, and shall cause each Quantum Subsidiary not to:

     (a) carry on its business, including the continued expansion of mortgage banking activities, other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted or with respect to continued expansion of mortgage banking activities consistent with the trend in such expansion over the preceding 12 month period (and in the case of Bank other than in accordance with prudent banking practices), or establish or acquire any new subsidiary or cause to permit any subsidiary to engage in any new activity or materially expand any existing activities;

     (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

     (c ) issue any shares of its capital stock other than pursuant to the exercise of options granted under the Stock Option Plan to purchase no more than 7,700 shares of Quantum Common Stock Options which are outstanding at the date of this Agreement;

     (d) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

     (e) amend its Articles of Incorporation or bylaws or equivalent documents; impose, or suffer the imposition, on any share of stock held by Quantum or any Quantum Subsidiary of any material lien, charge or encumbrance or permit any such lien to exist; or waive or release any material right or cancel or comprise any material debt or claim other than in the ordinary course of its business;

     (g) fail to comply in any material respect with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business except where Quantum or any Quantum Subsidiary is in good faith contesting the validity of any of the foregoing, or where the failure to so comply will not have a Material Adverse Effect on the financial condition, results of operations, business or prospects of Quantum;

     (h) increase the rate of compensation of any of its officers or employees, or pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its officers or employees, except in the normal course of business and in a manner consistent with past practice; provided, however, that no such increase shall be paid or provided to the President and Chief Executive Officer except to the extent specifically identified in Disclosure Statement 5.7(h) provided by Quantum;

     (i) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, employment, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

     (j) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Quantum or any Quantum Subsidiary or any business combination with Quantum or any Quantum Subsidiary other than as contemplated by this Agreement (except where the failure to furnish such information or participate in such negotiations or discussions would constitute a breach of the fiduciary or legal obligations of Quantum's Board of Directors to its shareholders) or otherwise agreed to by the parties; or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify Acquiror immediately if any such inquiries or proposals are received by, any such information is required from, or any such negotiations or discussions are sought to be initiated with, Quantum or any Quantum Subsidiary;

     (k) enter into or renew (i) any material agreement, arrangement or commitment not made in the ordinary course of business consistent with historic and prudent banking practices, other than agreements or memoranda of understanding with regulatory authorities, or as set forth in Disclosure Statement 5.7(k) provided by Quantum, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Quantum or any Quantum Subsidiary or guarantee by Quantum or any Quantum Subsidiary or any such obligation, except as disclosed in Disclosure Statement 5.7(k), and for deposits and advances from the FHLB of Atlanta in a manner consistent with past practice,
(iii) any agreement, arrangement or commitment relating to the employment of, or severance of, a consultant (except such agreements, arrangements or commitment with consultants as may be required to consummate the transactions contemplated herein or to enforce Quantum's rights and remedies hereunder) or the employment, severance, election or retention in office of any present or former director, officer or employee, except as disclosed in Disclosure Statement 5.7(k), or (iv) any contract, agreement or understanding with a labor union;

     (l) change its lending, investment or asset liability management policies in any material respect except as may be required by applicable law;

     (m) change its method of accounting in effect at December 31, 1997, except as required by changes in regulation or GAAP concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1997, except as required by changes in law or regulation;

     (n) take or cause to be taken any action which would disqualify the Merger as a tax-free reorganization under Section 368 of the Code with respect to each of the corporate partners to this Agreement and to the Articles of Merger; or

     (n)  agree to do any of the foregoing.

5.8 CONDUCT OF QUANTUM'S BUSINESS PRIOR TO THE EFFECTIVE DATE

     Except with the written consent of Acquiror, which consent shall not be unreasonably withheld, or as expressly contemplated herein, between the date hereof and the Effective Date, Quantum shall, and shall cause each Quantum Subsidiary to:

     (a) conduct their business, maintain their properties and operate only in the ordinary course of business consistent with past practices and maintain Quantum's financial statements and reports in accordance with GAAP and maintain Quantum Bank's regulatory reports in accordance with applicable requirements;

     (b) conduct their business and operate only in accordance with sound banking practices, including charging off all loans required to be charged off by bank regulators and regulations, statutes and sound banking practices;

     (c) remain in good standing with all applicable bank regulatory agencies and preserve each of their existing banking locations;

     (d) use their commercially reasonable efforts to maintain and preserve intact their business organization, properties, leases and advantageous business relationships and maintain good relationships with employees, and the goodwill and business relationships with customers and others;

     (e) maintain in full force and effect all of the insurance policies and bonds covering the directors, officers, employees, properties, businesses and employee plans of Quantum and the Quantum Subsidiaries;

     (f) not knowingly take any action which would materially adversely affect or delay the ability of Quantum, Bank or any other Quantum Subsidiary, Acquiror, or AcquisitionCo to obtain any necessary approvals, consents or waivers of any governmental authority or any other entity required for the transactions contemplated hereby; and

     (i) take such actions in the ordinary course of business consistent with past practices to protect Bank's deposit base and prevent any excessive withdrawals of deposits, provided, however, Bank shall not pay any interest on deposits which would exceed the maximum amount paid on like accounts with comparable institutions in Bank's marketplace.

5.9 FORBEARANCES OF ACQUIROR

     Except with the prior written consent of Quantum, which consent will not be unreasonably withheld, between the date hereof and the Effective Date, Acquiror shall not:

     (a) enter into any agreement, understanding or commitment, written or oral, with any other party which would impede in any material respect the ability of Acquiror to perform the undertakings, commitments and obligations arising under this Agreement and the Articles of Merger; or

     (b) sell or lease any material portion of the assets and business of Acquiror or any of its affiliates, except where any such sale or lease will not materially and adversely affect the ability of Acquiror to pay the Merger Consideration.

5.10 INDEMNIFICATION AND INSURANCE

     (a) From and after the Effective Date, Acquiror shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the (date hereof or who becomes prior to the Effective Date, an officer, director or employee of Quantum (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (each a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Quantum or any Quantum Subsidiary if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Merger and other transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, or at or after, the Effective Date (the "Indemnified Liabilities") to the full extent permitted under applicable state or federal law in effect as of the date hereof or as amended applicable to a time prior to the Effective Date and under Quantum's Articles of Incorporation and Bylaws (and Acquiror shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law in effect as of the date hereof or as amended applicable to a time prior to the Effective Date upon receipt of any undertaking required by applicable law). Any Indemnified Party wishing to claim indemnification under this Section 5.9(a) upon learning of any Claim shall notify Acquiror (but the failure to notify Acquiror shall not relieve Acquiror from any liability which they may have under this Section 5.10(a) shall except to the extent such failure prejudices Acquiror) and shall deliver to Acquiror the undertaking, if any, required by applicable law. The obligations of Acquiror described in this Section 5.10(a) shall continue in full force and effect, without any amendment thereto, for a period of not less than three years from the Effective Date; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

     (b) From and after the Effective Date, the directors, officers and employees of Quantum who become directors, officers or employees of Acquiror or any of the Acquiror Subsidiaries, except for the indemnification rights set forth in paragraph (a) of this Section 5.10, shall have indemnification rights having prospective application only. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of Acquiror are entitled under the provisions of the Certificate of Incorporation, or similar governing documents, of Acquiror and the Acquiror Subsidiaries, as in effect from time to time after the Effective Date, as applicable, and provisions of applicable state and federal law as in effect from time to time after the Effective Date.

     (c) The obligations of Acquiror provided under paragraphs (a) and (b) of this Section 5.10 are intended to benefit, and be enforceable against Acquiror directly by, the Indemnified Parties, and shall be binding on all respective successors and permitted assigns of Acquiror.

     (d) For a period of three years following the Effective Date, Acquiror shall permit Quantum to purchase and keep in force, or at Acquiror's option to provide comparable coverage, directors' and officers' liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by Quantum's existing directors' and officers' liability insurance for acts or omissions occurring on or prior to the Effective Date, but only to the extent such insurance may be purchased or kept in force on commercially reasonable terms taking into account the cost hereof and the benefits provided thereby.

5.11 EMPLOYEES

     (a) Unless the employee is entitled to a larger payment under an employment or severance agreement, or pursuant to paragraph (b) of this Section 5.11, each employee of Bank who is terminated by Acquiror during the first year after the Effective Date for a reason other than cause and has been employed by the Bank for a continuous period of (i) more than seven years prior to the Effective Date, shall be entitled to receive a lump sum severance payment equal to 40 weeks base salary as in effect at the time of this Agreement, (ii) more than two years and up to seven years prior to the Effective Date, shall be entitled to receive a lump sum severance payment equal to six months base salary as in effect at the time of this Agreement, and (iii) less than two years prior to the Effective Date, shall be entitled to receive a lump sum severance payment equal to one week of base salary for each one month of continuous service, but not to exceed two months base salary, as in effect at the time of this Agreement.

     (b) The employment agreement dated February 13, 1996 by and between Mr. Richard W. Kraus, Quantum and the Bank (the "Employment Agreement") shall terminate and be of no further force and effect as of the Closing. On or prior to the Closing, Mr. Kraus shall furnish his written consent to such termination of the Employment Agreement. Assuming such consent of Mr. Kraus is received by Acquiror on or prior to Closing, at the Closing, Acquiror shall pay to Mr. Kraus the full amount of payments to which Mr. Kraus is entitled under that Employment Agreement upon a termination in connection with a change in control.

5.12 EMPLOYEE BENEFIT PLANS

     (a) Each employee of Bank who becomes an employee of Acquiror or the Acquiror Subsidiaries subsequent to the Merger shall be immediately entitled to participate in all employee benefit plans sponsored by Acquiror or the Acquiror Subsidiaries on the same terms and to the same extent as similarly situated employees. Such employees shall receive credit for their period of service to Bank for purposes of determining participation and vesting in all Acquiror employee benefit plans.

     (b) In the event Acquiror merges or consolidates any defined contribution or defined benefit plan maintained by or for Quantum or a Quantum Subsidiary into an Acquiror defined contribution or defined benefit plan, each participating employee shall have an accrued benefit immediately after the merger or consolidation which is equal to or greater than the employee's accrued benefit immediately before the merger or consolidation. To the extent permissible under the applicable provisions of the Code, in the event that on or after the Effective Date, Acquiror terminates any defined contribution or defined benefit plan maintained by or for Quantum or a Quantum Subsidiary, each participating employee shall have the right or option either to receive a single lump-sum payment equal to the benefits to which he or she is entitled under the terminating plan, or to "roll over" such benefits to a defined contribution plan maintained by Acquiror. In the event of any merger, consolidation or termination of any defined benefit pension plan maintained by or for Quantum or a Quantum Subsidiary, any excess funding shall be allocated to the accounts of participating employees and shall in no event revert to Acquiror.

5.13 DIRECTORS

     At the Effective Date, all of the directors of Bank shall resign and be replaced by the directors of Acquisition Corp.

5.14 NOTIFICATION OF CERTAIN MATTERS

     The Acquiror and Acquisition Co, on the one hand, and Quantum and Bank, on the other hand, shall give prompt notice to the other of (a) the occurrence or its knowledge of any event or condition that would cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the date of this Agreement or as of the Effective Date (except as to any representation or warranty which specifically relates to an earlier date), or any of its obligations set forth in this Agreement required to be performed at or prior to the Effective Date not to be performed in all material respects at or prior to the Effective Date, including without limitation, any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect on it; and (b) any action of a third party of which it receives notice that might reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby, including, without limitation, any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.


5.15 DISSENTER'S RIGHTS

     Any holder of Quantum Common Stock otherwise entitled to receive the Merger Consideration for each of his or her shares shall be entitled to demand payment of the fair cash value of such shares as specified in the laws of the State of Maryland if the holder follows the procedures specified in the statutes. Those shares shall hereafter be specified as "Dissenting Shares." Any Dissenting Shares shall not, after the Effective Date, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be converted into cash as provided in Section 2.1 hereof; provided, however, that shares of Quantum Common Stock held by a dissenting shareholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the laws of the State of Maryland, or otherwise fails to establish the right of such shareholder to be paid the fair cash value of such shareholder's shares under the laws of the State of Maryland shall be deemed to be converted into cash pursuant to the terms and conditions specified herein. Quantum shall give Acquiror prompt notice of any written demands for appraisal of any shares of Quantum Common Stock, attempted withdrawals of any such demands, and any other instruments served pursuant to the laws of the State of Maryland and received by Quantum relating to shareholders' rights of appraisal. Quantum shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for appraisals of any shares of Quantum Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

5.16 CONTINUATION OF LEASES

     Quantum shall use best efforts to ensure that all action is taken to enable Acquiror to assume the leases currently held by Quantum and any Quantum Subsidiary on its principal and branch office facilities. Quantum shall cooperate with Acquiror to secure any approvals from the lessors that may be required.

5.17 SUBSEQUENT FINANCIAL STATEMENTS

     As soon as reasonably available, but in no event more than 20 days after the end of each month ending after the date of this Agreement, Quantum will deliver to Acquiror and Acquiror will deliver to Quantum their respective monthly financial statements.

5.18 CURRENT INFORMATION

     During the period from the date of this Agreement to the Effective Date, Quantum will cause one or more of Bank's designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Acquiror and to report (i) the general status of the ongoing operations of Quantum and all Quantum Subsidiaries and (ii) the status of, and the action proposed to be taken with respect to, loans held by Quantum or Bank which, individually or in combination with one or more other Loans to the same borrower thereunder, have an unpaid principal amount of $250,000 or more and are non-performing assets. Quantum will promptly notify Acquiror of any material change in the normal course of business or in the operation of the properties of Quantum or any of Quantum Subsidiaries and of any governmental complaints, investigations or hearings (or communication indicating that the same may be contemplated), or the institution or the threat of significant litigation involving Quantum and the Quantum Subsidiaries, and will keep Acquiror fully informed of such events.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1 CONDITIONS PRECEDENT -- ACQUIROR AND QUANTUM

     The respective obligations of Acquiror and Quantum to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Date:

     (a) The requisite approval by the shareholders of Quantum of this Agreement and of the Articles of Merger.

     (b) All approvals of the transactions contemplated herein from the OTS, the FDIC and any other state or federal government agency, department or body, the approval of which is required for the consummation of the Merger shall have been received and all notice periods and waiting periods required after the granting of any such approvals shall have passed and all such approvals shall be in effect;

     (c) Neither Acquiror, any affiliate of Acquiror, AcquisitionCo, Quantum or any Quantum Subsidiary shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

6.2 CONDITIONS PRECEDENT -- QUANTUM

     The obligations of Quantum to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Date unless waived by Quantum pursuant to Section 7.4 hereof;

     (a) The representations and warranties of Acquiror set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Quantum (which consent shall not be unreasonably withheld) and except for changes, none of which individually or in the aggregate has a Material Adverse Effect on the financial condition, results of operations, business or prospects of Acquiror;

     (b) Acquiror shall have deposited with the Exchange Agent an amount of immediately available funds equal to the aggregate Merger Consideration to be paid hereunder.

     (c) Acquiror shall have in all material respects performed all obligations and complied with all covenants required to be performed by it on or prior to the Effective Date;

     (d) Acquiror shall have delivered to Quantum a certificate, dated the Effective Date and signed by a senior officer, to the effect that the conditions set forth in Section 6.1 (c), 6.2(a) and 6.2(b), to the extent applicable to Acquiror, have been satisfied;

     (e) There shall not have been a material adverse change in the ability of the Acquiror to pay the Merger Consideration;

     (f) Quantum shall have received an opinion from counsel for Acquiror, dated as of the Effective Date and which may be governed by and interpreted in accordance with the Legal Opinion Accord of the American Bar Association Section of Business Law (1991), to the effect that:

          (i) Acquiror is a corporation validly existing and in good standing under the laws of the State of Delaware;

          (ii) the Agreement has been duly authorized, executed and delivered by Acquiror and constitutes the valid and binding obligation of Acquiror, subject to, as to enforceability, bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (iii) except as disclosed in such opinion, to the knowledge of such counsel there are no actions, suits, proceedings or investigations (public or private) of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by the Agreement and Articles of Merger or which seek or threaten to restrain, enjoin or prohibit (or to obtain substantial damages in connection with) the consummation of such transactions; and

          (iv) all regulatory and governmental approvals and consents which are necessary to be obtained by Acquiror and the Acquiror Subsidiaries to permit the execution, delivery and performance of the Agreement have been obtained.

     (g) Acquiror and AcquisitionCo shall have furnished Quantum with such certificates of their respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 6.1 and 6.2 as Quantum may reasonably request.

6.3 CONDITIONS PRECEDENT -- ACQUIROR AND ACQUISITIONCO.

     The obligations of Acquiror and AcquisitionCo to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Date unless waived by Acquiror pursuant to Section 7.4 hereof:

     (a) The representations and warranties of Quantum set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Acquiror (which consent shall not be unreasonably withheld) and except for changes, none of which individually or in the aggregate has a Materially Adverse Effect on the financial condition, results of operations, business or prospects of Quantum;

     (b) Quantum shall have in all material respects performed all obligations and complied with all covenants required to be performed by it on or prior to the Effective Date;

     (c) Quantum shall have delivered to Acquiror a certificate, dated the Effective Date and signed by its Chairman or President, to the effect that the conditions set forth in Sections 6.1(c), 6.3(a), and 6.3(b), to the extent applicable to Quantum, have been satisfied;

     (d) There shall not have been a material adverse change in the financial condition, results of operations, business or prospects of Quantum on a consolidated basis since December 31, 1997 (other than changes in banking or savings and loan laws or regulations, GAAP, or interpretations thereof, that affect the banking or savings and loan industries generally or changes in general economic conditions that uniformly affect the banking and savings and loan industries on a nationwide basis, including changes in the general level of interest rates);

     (e) Acquiror shall have received an opinion or opinions from counsel to Quantum, dated the Effective Date and which may be governed by and interpreted in accordance with the Legal Opinion Accord of the American Bar Association Section of Business Law (1991), to the effect that:

          (i) Quantum is a corporation validly existing and in good standing corporation under the laws of the State of Maryland and Bank is a federal savings association duly incorporated and validly existing under the HOLA;

          (ii) this Agreement and the Articles of Merger have been duly authorized and approved by Quantum and this Agreement and the Articles of Merger and the transactions contemplated thereby have been approved by the requisite vote or consent of Quantum's shareholders and duly authorized, executed and delivered by Quantum and this Agreement and Articles of Merger constitute the valid and binding obligation of Quantum, subject to, as to enforceability, bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (iii)   the authorized capitalization of Quantum is as set forth in
Section 3.2 hereof;

          (iv) to the knowledge of such counsel, except as otherwise disclosed in such opinion, there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by this Agreement or Articles of Merger which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions;

          (v) to the knowledge of such counsel, there is no litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of Quantum or any Quantum Subsidiary which would have a Materially Adverse Effect on the financial condition of Quantum, or of any legal impediment to the continued operation of the properties and business of Quantum or any Quantum Subsidiary in the ordinary course after the consummation of the transactions contemplated by this Agreement and Articles of Merger; and

          (vi) all regulatory and governmental approvals and consents which are necessary to be obtained by Quantum and its Subsidiaries to permit the execution, delivery and performance of the Agreement have been obtained.

     (f) Quantum shall have furnished Acquiror with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 6.1 and 6.3 as Acquiror may reasonably request;

     (g) There shall not have been any change in law or regulatory condition imposed in connection with any required approval that would have the effect of requiring Acquiror or any Acquiror Subsidiary to cease, terminate or divest any of its activities or investments in order to acquire and/or maintain control of the Bank.

                                  ARTICLE VII
                       TERMINATION, WAIVER AND AMENDMENT

7.1 TERMINATION

     This Agreement may be terminated:

     (a) at any time on or prior to the Effective Date, by the mutual consent in writing of the parties hereto;

     (b) at any time on or prior to the Effective Date, by Acquiror in writing if Quantum has, or by Quantum in writing if Acquiror has, in any material respect, breached (i) any covenant or undertaking contained herein or in the Articles of Merger, or (ii) any representation or warranty contained herein, which breach, in the case of a breach by Quantum, has a Material Adverse Effect on the financial condition, results of operations, business or prospects of Quantum or the ability of Quantum to effect the transactions contemplated by this Agreement, or in the case of a breach by Acquiror materially and adversely affects the ability of the Acquiror to pay the Merger Consideration or consummate the transactions contemplated by this Agreement, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Date; provided that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty contained herein, notwithstanding any qualification therein, relating to the knowledge of the other party; and provided further that a party seeking termination is not then in material breach of any representation, covenant or other agreement contained herein;

     (c) by either party in writing, if Acquiror or Principal Life is notified by the OTS that the proposed method of divestiture of Principal Life's control of Acquiror is not acceptable to the OTS as a divestiture of such control or the OTS denies or furnishes written objection to an application to accomplish such divestiture, and such action is not rescinded within 45 days;

     (d) on the Effective Date, by either party hereto in writing, if any of the conditions precedent to the obligations of such party to consummate the transactions contemplated hereby have not been satisfied or fulfilled;

     (e) by either party hereto in writing, if the Effective Date has not occurred by the close of business on June 30, 1999; provided that this right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by June 30, 1999;

     (f) at any time by either party hereto in writing, if such party determines in good faith that any condition precedent to such party's obligations to consummate the Merger is or would be impossible to satisfy and such condition is not waived by the other party.

7.2 EFFECT OF TERMINATION

     In the event this Agreement is terminated pursuant to Section 7.1 hereof, both this Agreement and the Articles of Merger shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Section 5.5 and 8.1, respectively, shall survive any such termination, (ii) a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for an uncured willful breach of the covenant, undertaking, representation or warranty giving rise to such termination, and
(iii) if this Agreement is terminated pursuant to Section 7.1(c) hereof, then Acquiror agrees to pay $100,000 to Quantum and such amount shall constitute the sole amount to which Quantum shall be entitled as a result of the termination of this Agreement.

7.3 SURVIVAL OF REPRESENTATIONS; WARRANTIES AND COVENANTS

     All representations, warranties and covenants in this Agreement or the Articles of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date other than covenants that by their terms are to be performed after the Effective Date, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Acquiror or Quantum (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Acquiror or Quantum, the aforesaid representations, warranties and covenants being material inducements to consummation by Acquiror and Quantum of the transactions contemplated herein.

7.4 WAIVER

     Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement and the Articles of Merger by the shareholders of Quantum) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the Articles of Merger or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Articles of Merger or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such waiver or amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of Quantum have approved the Merger shall reduce the Merger Consideration. Nothing in this Section 7.4 will permit any party to waive any required regulatory approvals or other conditions that cannot be waived as a matter of law.


7.5 AMENDMENT OR SUPPLEMENT

     This Agreement and the Articles of Merger may be amended or supplemented at any time by mutual agreement of Acquiror and Quantum subject to the provison to
Section 7.4 hereof. Any such amendment or supplement must be in writing and approved by their respective boards of directors; provided that Acquiror may unilaterally elect to modify the structure of the transaction so long as the Merger Consideration is not reduced in amount due to such modification and such modification is not likely to materially delay or jeopardize receipt of any required regulatory approvals.

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1 EXPENSES

     Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Agreement, including fees and expenses of its own financial consultants, accountants and counsel.

8.2 ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.11 and 5.12 hereof.

8.3 NO ASSIGNMENT

     Neither of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4 NOTICES

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

If to Quantum:

     Quantum Financial Holdings, Inc.
     4023 Annapolis Road
     Baltimore, Maryland 21227
     Attn: Richard W. Kraus

With a required copy to:

     Housley Kantarian & Bronstein, P.C.
     1220 19th Street, N.W.
     Suite 700
     Washington, D.C. 20036
     Attention: James C. Stewart, Esquire


If to Acquiror

     United Payors & United Providers, Inc.
     2275 Research Boulevard
     Sixth Floor
     Rockville, Maryland 20850
     Attention: S. Joseph Bruno


With a required copy to:

     Muldoon, Murphy & Faucette
     5101 Wisconsin Avenue, N.W.
     Washington, D.C. 20016
     Attention: Thomas J. Haggerty, Esquire

8.5 CAPTIONS

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.6 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7 GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

Attest                                  UNITED PAYORS & UNITED PROVIDERS, INC.



/s/ Joseph Mott                         By: /s/ Michael A. Smith
--------------------------                  --------------------------------
(SEAL)                                      Michael A. Smith


Attest                                  QUANTUM FINANCIAL HOLDINGS, INC.


/s/ Margaret A. McManus                 By: /s/ Richard W. Kraus
--------------------------                  --------------------------------
(SEAL)                                      Richard W. Kraus
                                            President

EXHIBIT 10.17


                               FIRST AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION

     This FIRST AMENDMENT, to the AGREEMENT AND PLAN OF REORGANIZATION, dated October 16, 1998 (the "Agreement"), by and between QUANTUM FINANCIAL HOLDINGS, INC. ("Quantum") and UNITED PAYORS & UNITED PROVIDERS, INC.
("Acquiror") is dated as of June 23, 1999.

     WHEREAS, Quantum and Acquiror have entered into the Agreement providing for the acquisition of Quantum by Acquiror, for an aggregate purchase price of $2.5 million (the "Merger Consideration") with each holder of Quantum Common Stock to receive a per Share Merger Consideration equal to (i) the Merger Consideration, minus the aggregate dollar amount to be paid to holders of outstanding options to purchase Quantum Common Stock, (ii) divided by the number of outstanding shares of Quantum Common Stock immediately prior to the Effective Date;

     WHEREAS, a condition to the parties' obligations under the Agreement is the receipt of all required regulatory approvals by Acquiror and the expiration of all applicable waiting periods and as of the date hereof such regulatory approvals have not been received;

     WHEREAS, Section 7.1(e) of the Agreement provides that it may be terminated by either party if the Effective Date has not occurred by the close of business on June 30,1999 (the "Termination Date");

     WHEREAS, the parties have determined that it will not be feasible to close the Merger by the Termination Date and desire to extend the Termination Date in order to allow additional time in which to secure regulatory approvals and in consideration thereof Acquiror agrees to pay interest on the per Share Merger Consideration for each day subsequent to June 30, 1999 until the Effective Date and to make a loan to Quantum in the amount of $250,000 to be used to infuse capital into its wholly owned subsidiary, Baltimore American Savings Bank, F.S.B., (the "Bank"); and

     WHEREAS, pursuant to Section 7.5 of the Agreement, the Agreement may be amended by mutual agreement of the parties provided that no amendment executed after the shareholders of Quantum have approved the Merger shall reduce the Merger Consideration.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto hereby mutually agree to amend the Agreement as follows and to undertake the other obligations described herein:

     1. The first sentence of Section 2.3 of the Agreement is hereby deleted and replaced by the following:

     The Merger Consideration shall be $2,500,000 provided that if the Effective Date shall not have occurred by the close of business on June 30, 1999, the Merger Consideration shall accrue interest for each day that elapses from June 30, 1999 until the Effective Date at thefollowing rates per annum:

                 If the Effective Date Occurs:               The Rate Per
             After             Up to and Including           Annum Shall Be:

             June 30, 1999     July 31, 1999                      7.5%
             July 31, 1999     August 31, 1999                    8.0%
             August 31, 1999   September 30, 1999                 8.5%


and the sum of $2,500,000 plus the interest so accrued shall be the Merger Consideration.

     2. Paragraph (e) of Section 7.1 of the Agreement is hereby deleted and replaced by the following:

          (e) by either party hereto in writing, if the Effective Date has not occurred by the close of business on September 30, 1999; provided that this right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by September 30, 1999.

     3. If the Effective Date shall not have occurred on or before June 30, 1999, the Acquiror agrees to loan Quantum the sum of $250,000 on an unsecured basis to provide funds for a capital infusion by Quantum into the Bank. Such loan shall not bear interest and shall not be due and payable until June 30, 2000.

     4. Except as specifically set forth herein, the Agreement remains in full force and effect. Should there by any ambiguity or conflict between the matters expressed in this Amendment and the terms and conditions of the Agreement, the parties intend that the provisions of this Amendment shall prevail and supercede any such ambiguity or conflict. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officers as of the day and year written above.

                                         QUANTUM FINANCIAL HOLDINGS, INC.


                                         By:  /s/ Richard W. Kraus
                                              ----------------------------------
                                         Its: Presidend and CEO


                                         UNITED PAYORS & UNITED PROVIDERS, INC.


                                         By:  /s/ Edward S. Civera
                                              ----------------------------------
                                         Its: Co-CEO and President